EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-43797 of U.S.B. Holding Co., Inc. on Form S-8 of our report dated June 27, 2005 appearing in the Annual Report on Form 11-K of U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (With 401(k) Provisions) for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 27, 2005